Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BOSTON BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA FOUNDED 1866	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO	SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

March 3, 2014

Knowles Corporation

1151 Maplewood Drive

Itasca, Illinois 60143

Re:	14,500,000 Shares of Common Stock, $0.01 par value per share

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Knowles Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 12,000,000 shares of Common Stock, $0.01 par value per share (the “2014 Plan Shares”), of the Company which may be issued under the Knowles Corporation 2014 Equity and Cash Incentive Plan (the “2014 Plan”) and 2,500,000 shares of Common Stock, $0.01 par value per share (the “401(k) Plan Shares” and, together with the 2014 Plan Shares, the “Registered Shares”), of the Company which may be issued under the Knowles Corporation 401(k) Plan (the “401(k) Plan” and, together with the 2014 Plan, the “Plans”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Company’s amended and restated certificate of incorporation, the Plans, the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the Plans, and the resolutions adopted by the sole stockholder of the Company relating to the Plans. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Sidley Austin LLP is a limited partnership practicing in affiliation with other Sidley Austin partnerships.

Knowles Corporation

March 3, 2014

Based on the foregoing, we are of the opinion that each Registered Share that is newly issued pursuant to the 2014 Plan or the 401(k) Plan will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) such Registered Share shall have been duly issued and delivered in accordance with the 2014 Plan or the 401(k) Plan, as applicable; and (iii) certificates representing such Registered Share shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any Registered Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Registered Share to the person entitled thereto against payment of the agreed consideration therefor in an amount not less than the par value thereof, all in accordance with the 2014 Plan or the 401(k) Plan, as applicable.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP